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[KPMG LLP Letterhead]



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus Index 500 Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.



                                                     /s/ KPMG LLP
                                                     KPMG LLP


Minneapolis, Minnesota
November 23, 1999